UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 15, 2008

Golden Eagle International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Colorado	0-23726	84-1116515
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification
Incorporation)		No.)

9661 South 700 East, Salt Lake City, Utah 84070
(Address of Principal Executive Offices) (Zip Code)

(801) 619-9320
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, If Changed Since Last Report.)

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

        Effective June 15, 2009 the Board of Directors of Golden Eagle International Inc. (the “Company”) adopted amendments to the Company’s Bylaws. The amendments were adopted to permit book entry transfer of shares of the Company’s common stock and also to revise or remove certain provisions that our directors believed were unnecessary or obsolete. A copy of the amendments to the Company’s Bylaws adopted by the Board of Directors is filed herewith as Exhibit 3.1(ii).

Item 9.01 Financial Statements and Exhibits

3.1(ii)     Bylaws – Amendments adopted effective as of June 15, 2009

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 24th day of June, 2009.

Golden Eagle International, Inc. By: /s/ Terry C. Turner —————————————— Terry C. Turner President and Chief Executive Officer